Exhibit (a)(1)(F)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender American Depositary Shares (“ADSs”) Evidenced by

American Depositary Receipts (“ADRs”),
Each ADS Representing 50,000 Preferred Shares
of
TELE LESTE CELULAR PARTICIPAÇÕES S.A.

to Enable the Receiving Agent Named Below to Tender the

Underlying Preferred Shares
at
R$1.10 Per 1,000 Preferred Shares (Before Deducting Fees and Expenses)
Pursuant to the Offer dated as of September 1, 2004
by
BRASILCEL N.V.,
a joint venture of
PORTUGAL TELECOM, SGPS, S.A.
PT MÓVEIS, SGPS, S.A.
TELEFÓNICA MÓVILES, S.A.

        Subject to the exceptions and conditions described herein, the tender offer, the proration period and the withdrawal rights will expire at 11:00 a.m., New York City time, on October 8, 2004, unless the offer is extended or earlier terminated. However, unless the offer is extended or earlier terminated, to participate in the tender offer, you must qualify for the tender offer (1) if a holder of American Depositary Shares, or “ADSs,” participating in the tender offer through The Bank of New York, as receiving agent, no later than 5:00 p.m., New York City time, on October 1, 2004 (such date, as it may be extended by Brasilcel N.V. in its sole discretion, the “ADS Qualification Date”) and (2) if a holder of common shares or preferred shares, no later than 4:00 p.m., New York City time, on October 7, 2004 (such date, as it may be extended by Brasilcel N.V. in its sole discretion, the “Share Qualification Date”). Withdrawals of ADSs by ADS holders who wish to participate in the tender offer through the receiving agent will not be accepted after 5:00 p.m., New York City time, on October 6, 2004, unless the offer is extended or earlier terminated.

      Capitalized terms used in this Notice of Guaranteed Delivery and not otherwise defined herein shall have the meaning ascribed to them in the Offer to Purchase dated September 1, 2004. As set forth in Section 4 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if: (1) American Depositary Receipts (“ADRs”) evidencing ADSs and all other documents required by the Letter of Transmittal to Tender American Depositary Shares (“the Letter of Transmittal”) cannot be delivered to the Receiving Agent or (2) the procedures for book-entry transfer for the tender of ADSs cannot be completed by the ADS Qualification Date. This form may be delivered by hand, facsimile transmission (by eligible institutions only) or mail to the Receiving Agent. See Section 4 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

THE RECEIVING AGENT FOR THE OFFER:

THE BANK OF NEW YORK

By Mail	By Hand or Overnight or Courier:

The Bank of New York Tender & Exchange Department P.O. Box 11248 New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, NY 10286

By Facsimile Transmission (For Eligible Institutions Only):

(212) 815-6433 To confirm facsimile transmission only: (212) 815-6212

      Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) do not constitute valid delivery to the Receiving Agent.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      THIS NOTICE OF GUARANTEED DELIVERY MAY ONLY BE USED TO ACCEPT THE OFFER IN RELATION TO ADSs FOR ADS HOLDERS PARTICIPATING IN THE TENDER OFFER THROUGH THE RECEIVING AGENT, IN THE CIRCUMSTANCES SET OUT ABOVE. IT MAY NOT BE USED TO ACCEPT THE OFFER IN RELATION TO COMMON SHARES OR PREFERRED SHARES.

2

Ladies and Gentlemen:

      The undersigned hereby tenders to Brasilcel N.V., a corporation organized under the laws of The Netherlands (the “Purchaser”), a joint venture among Portugal Telecom, SGPS, S.A., PT Móveis, SGPS, S.A. (a wholly owned subsidiary of Portugal Telecom, SGPS, S.A.) and Telefónica Móviles, S.A., upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 1, 2004 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and the related Letter of Transmittal (which together, with the related Letter of Transmittal and the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), the number (indicated below) of ADSs of Tele Leste Celular Participações S.A. (“TLE”), pursuant to the guaranteed delivery procedure for ADSs set forth in Section 4 of the Offer to Purchase.

NUMBER OF ADSs BEING TENDERED HEREBY:                     ADSs

ADR Nos. (if available):

(Please Type or Print)

If ADSs will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No

at
The Depository Trust Company

SIGN HERE

Signature(s)

Dated:                    , 2004

Name(s) of ADS holder:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

3

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the American Depositary Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of American Depositary Shares complies with Rule 14e-4 and (c) to deliver to the Receiving Agent the American Depositary Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an agent’s message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) New York Stock Exchange, Inc., trading days of the date hereof.

________________________________________________________________________________
(Name of Firm)

________________________________________________________________________________
(Authorized Signature)

________________________________________________________________________________
(Name and Title)

________________________________________________________________________________
(Address)

________________________________________________________________________________
(Zip Code)

________________________________________________________________________________
(Area Code and Telephone No.)

Dated: ______________________________, 2004

DO NOT SEND AMERICAN DEPOSITARY RECEIPTS (“ADRs”) EVIDENCING ADSs

WITH THIS FORM.

YOUR ADRs MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

4